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                                                                    Exhibit 10.6

                         PROFESSIONAL SERVICES AGREEMENT

               THIS PROFESSIONAL SERVICES AGREEMENT ("AGREEMENT"), dated as of January 25, 2001, is made by and among OCM Principal Opportunities Fund II, L.P., a Delaware limited partnership (the "CONSULTANT") and Collins & Aikman Floorcoverings Inc., a Delaware corporation (the "COMPANY").

               WHEREAS, Consultant will purchase shares of Class B Preferred Stock, no par value, and shares of Common Stock, no par value (collectively, the "STOCK") of CAF Holdings, Inc., a Virginia corporation and the parent of the Company ("HOLDINGS"), pursuant to that certain Recapitalization Agreement, dated as of December 4, 2000, by and among Holdings, Consultant and the other signatories thereto (the "RECAPITALIZATION AGREEMENT");

               WHEREAS, Holdings, the Consultant and the other stockholders of Holdings are parties to that Investor Rights Agreement, dated as of the date hereof, concerning securities issued by Holdings (the "INVESTOR RIGHTS AGREEMENT");

               WHEREAS, the Company desires to receive financial and management consulting services from the Consultant and obtain the benefit of the experience of the Consultant in business and financial management;

               WHEREAS, in connection with the purchase of the Stock by the Consultant, the Consultant desires to provide financial and management consulting services to the Company pursuant to the terms of this Agreement; and

               WHEREAS, the compensation arrangements set forth in this Agreement are designed to compensate the Consultant for providing such financial and management consulting services to the Company.

               NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Consultant and the Company hereby agree as follows:

               1. ENGAGEMENT. The Company hereby engages the Consultant as a financial and management consultant, and the Consultant hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

               2. SERVICES OF THE CONSULTANT. The Consultant hereby agrees during the term of this engagement to consult with the board of directors (the "BOARD") of Holdings, the Board of Directors of the Company, and the management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including with respect to:

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               (i)    business strategy;

               (ii)   budgeting of future corporate investments;

               (iii)  acquisition and divestiture strategies; and

               (iv)   debt and equity financings.

               3. PERSONNEL. The Consultant shall provide and devote to the performance of this Agreement such employees, agents and representatives of the Consultant and for such time as the Consultant shall deem appropriate for the furnishing of the services required thereby.

               4. MONITORING FEES. The Company shall pay to the Consultant a quarterly monitoring fee in the amount of $62,500 in immediately available funds on March 31, June 30, September 30 and December 31 of each year during the term of this Agreement (as provided in PARAGRAPH 6 below), commencing on March 31, 2001.

               5. EXPENSES. The Company shall promptly reimburse the Consultant for such reasonable travel expenses and other out-of-pocket fees and expenses as have been or may be incurred by the Consultant and its directors, officers, employees, agents and representatives in connection with the Closing (as defined in the Recapitalization Agreement) and in connection with the rendering of services hereunder (including, but not limited to, fees and expenses incurred in attending Company related meetings).

               6. TERM. The term of this Agreement will continue from the date hereof until the earliest to occur of the following: (i) the time at which the Consultant owns less than 25% of the Stock (or securities issued in exchange therefor) acquired by the Consultant under the Recapitalization Agreement, (ii) an initial Public Offering of securities of Holdings (as defined in the Investors Rights Agreement) or (iii) a Sale of the Company (as defined in the Investor Rights Agreement). The expiration of the term of this Agreement, whether pursuant to this paragraph or otherwise, shall not affect the Company's obligations to pay the quarterly monitoring fee (or any pro-rata portion thereof determined based on the actual number of days which have elapsed since the due date for the most recent quarterly monitoring fee) or any costs or expenses incurred by the Consultant in rendering services hereunder and not reimbursed by the Company as of the effective date of such expiration.

               7. LIABILITY. Neither the Consultant nor any of its affiliates, partners, employees or agents shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the gross negligence or willful misconduct of the Consultant.

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               8.     INDEMNIFICATION. The Company hereby agrees to indemnify
and hold the Consultant and its members, affiliates, officers, agents and employees harmless from and against any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from its performance hereunder, except as a result of its gross negligence or willful misconduct.

               9. INDEPENDENT CONTRACTOR. The Consultant and the Company acknowledge and agree that the Consultant shall perform services hereunder as an independent contractor, retaining control over and responsibility for its operations and personnel. Neither the Consultant nor any of its affiliates, nor any of its members, partners, directors, managers, officers or employees shall be considered employees or agents of the Company or any of its subsidiaries as a result of this Agreement nor shall the Consultant or any of its affiliates or any of its members, partners, directors, managers, officers or employees have the authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

               10. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the others shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other parties at the addresses set forth below:

IF TO THE CONSULTANT:                                WITH A COPY TO:

OCM Principal Opportunities Fund II, L.P.            Kirkland & Ellis
c/o Oaktree Capital Management, LLC                  200 East Randolph Drive
333 South Grand Avenue, 28th Floor                   Chicago, IL  60601
Los Angeles, CA                                      Telecopy:  312/861-2200
Telecopy: 213/830-6394                               Attn:  John A. Weissenbach
Attn:   Caleb S. Kramer                                     Jordon L. Kruse
        Richard Goldstein

IF TO THE COMPANY:

Collins & Aikman Floorcoverings, Inc.
311 Smith Industrial Boulevard
Dalton, GA  30721
Telecopy:  706/259-2125
Attn:  Edgar M. Bridger
       Darrel V. McCay

               11. ENTIRE AGREEMENT; MODIFICATION. This Agreement (a) contains the complete and entire understanding and agreement of the Consultant and the Company with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions

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and agreements, oral or written, express or implied, respecting the engagement of the Consultant in connection with the subject matter hereof. This Agreement may not be amended or modified except by written instrument executed by the Consultant and the Company.

               12. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

               13. ASSIGNMENT. Neither the Consultant nor the Company may assign any of their rights or obligations under this Agreement without the express written consent of the other parties hereto.

               14. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

               15. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

               16. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                                    * * * * *

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               IN WITNESS WHEREOF, the parties hereto have caused this
Professional Services Agreement to be duly executed and delivered on the date and year first above written.

                                     COLLINS & AIKMAN FLOORCOVERINGS, INC.

                                     By: /s/ Edgar M. Bridger
                                         --------------------------

                                     Its:
                                          -------------------------

                                     OCM PRINCIPAL OPPORTUNITIES FUND II, L.P.

                                     By:      Oaktree Capital Management, LLC
                                     Its:     General Partner

                                     By:      /s/ Ronald Beck
                                              --------------------------------
                                     Its:     Managing Director
                                              --------------------------------

                                     By:      /s/ Richard Goldstein
                                              --------------------------------
                                     Its:     Vice President
                                              --------------------------------